Exhibit 10.2

[FORM OF]

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the [●] day of [●], 20[●], by and between Texas Pacific Land Corporation, a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

RECITALS

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve or continue serving as directors or officers of companies and other entities unless they are protected by comprehensive liability insurance and adequate indemnification due to the increased exposure to litigation costs and risks resulting from service to such companies that often bear no relationship to the compensation of such directors or officers.

B. The statutes and judicial decisions regarding the duties of directors and officers are often insufficient to provide directors and officers with adequate, reliable knowledge of the legal risks to which they are exposed or the manner in which they are expected to execute their fiduciary duties and responsibilities.

C. The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the claims are meritorious), that the defense and/or settlement of such litigation can create an extraordinary burden on the personal resources of directors and officers.

D.  The board of directors of the Company has concluded that, to attract and retain competent and experienced persons to serve as directors and officers of the Company, it is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders for the Company to contractually indemnify its directors and certain of its officers in the manner set forth herein, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company as provided herein.

E.  The law of the State of Delaware permits the Company to indemnify and advance defense costs to its officers and directors and to indemnify and advance expenses to persons who serve at the request of the Company as directors, officers, employees, or agents of other corporations or enterprises.

F. The Company desires and has requested Indemnitee to serve or continue to serve as a director and/or officer of the Company, and Indemnitee is willing to serve, or to continue to serve, as a director and/or officer of the Company if Indemnitee is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below.

“Change in Control” means the occurrence of any of the following events:

(a) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) the directors comprising the Incumbent Board and any successor director (or directors) whose appointment as a director (or directors) is endorsed by the Incumbent Board or any such duly endorsed successor director (or directors) cease to constitute a majority of the board of directors of the Company; or

(d) a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

The Reviewing Party shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

“Claim” means a claim or action asserted by a Person in a Proceeding or any other written demand for relief in connection with or arising from an Indemnification Event.

“Covered Entity” means (i) the Company, (ii) any Person that was a predecessor in interest to the assets of the Company, (iii) any subsidiary of the Company or the Trust or (iv) any other Person for which Indemnitee is or was or may be deemed to be serving at the request of the Company or any subsidiary of the Company, as a director, officer, trustee, employee, controlling person, agent or fiduciary.

“Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Company’s board of directors but is not a party to any Proceeding then pending with respect to any Indemnification Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all direct and indirect fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitee (including, subject to the limitations set forth in Section 3(c), reasonable attorneys’ fees and other professionals’ fees and expenses) in connection with or arising from an Indemnification Event, including, without limitation: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including, without limitation, any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including, without limitation, pursuant to Section 2(c)), applicable law or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; (vi) Indemnitee’s defense of any Proceeding instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement (including, without limitation, costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action); and (vii) any Federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments. For purposes of clarification, Expenses shall not include Losses.

“Incumbent Board” means the directors comprising the board of directors of the Company as of the effective date of this Agreement.

An “Indemnification Event” shall be deemed to have occurred if Indemnitee was or is or becomes, or is threatened to be made, a party to or witness or other participant in, or was or is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that Indemnitee is, was, may be deemed, or may be deemed to have been a director, officer, trustee, employee, controlling person, agent or fiduciary of any Covered Entity, or by reason of any action or inaction on the part of Indemnitee, related to his service in any such capacity, whether or not so serving at the time any Loss or Expense is incurred.

“Independent Legal Counsel” means an attorney or firm of attorneys that is experienced in matters of applicable law and neither presently is, nor in the thirty-six (36) months prior to such designation has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event. For purposes of clarification, Losses shall not include Expenses.

“Organizational Documents” means any and all organizational documents, charters or similar agreements or governing documents, including, without limitation, (i) with respect to a corporation, its certificate of incorporation and bylaws, (ii) with respect to the Trust, its Declaration of Trust, dated February 1, 1888, (iii) with respect to a limited liability company, its certificate of formation and operating agreement, and (iv) with respect to a limited partnership, its partnership agreement.

“Permitted Courts” means (a) the United States District Court for the Northern District of Texas in Dallas, Texas or, if such court does not have subject matter jurisdiction, any district court of Dallas County in the State of Texas, and any appellate court from any such Federal or state court, or (b) the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such Federal or state court.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or government or agency or political subdivision thereof and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

“Proceeding” means any threatened, pending or completed claim, action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or appeal or any other actual, threatened or completed proceeding, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, internal or investigative nature and whether made pursuant to federal, state or other law.

“Reviewing Party” means, with respect to determinations contemplated by this Agreement, any one of the following: (i) a majority of the Disinterested Directors, even if such Persons would not constitute a quorum of the Company’s board of directors; (ii) a committee consisting solely of Disinterested Directors, even if such Persons would not constitute a quorum of the Company’s board of directors, so long as such committee was designated by a majority of the Disinterested Directors; or (iii) subject to Section 4(d), Independent Legal Counsel designated by the Disinterested Directors (or, if there are no Disinterested Directors, the Company’s board of directors) (in which case, any determination shall be evidenced by the rendering of a written opinion); provided, that, in the event that a Change in Control has occurred, the Reviewing Party shall be Independent Legal Counsel (selected by Indemnitee) in a written opinion to the board of directors of the Company, a copy of which shall be delivered to Indemnitee.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Trust” means Texas Pacific Land Trust (whether existing or non-existing under the laws of any jurisdiction of any state of the United States).

“Trustees” means John R. Norris III and David E. Barry.

2. Indemnification.

(a) Indemnification of Losses and Expenses. If an Indemnification Event has occurred, then, subject to Section 9, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by applicable law, as such law may be amended or changed from time to time (but in the case of any such amendment or change, only to the extent that such amendment or change permits the Company to provide broader indemnification rights than were permitted prior thereto), against any and all Losses and Expenses; provided that the Company’s commitment set forth in this Section 2(a) to indemnify Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

(b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Losses or Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c) Advancement of Expenses. The Company shall advance Expenses to or on behalf of Indemnitee to the fullest extent permitted by applicable law, as such law may be amended or changed from time to time (but in the case of any such amendment or change, only to the extent that such amendment or change permits the Company to provide broader indemnification rights than were permitted prior thereto), as soon as practicable, but in any event not later than 30 days after written request therefor by Indemnitee, which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the Expenses incurred or to be incurred by Indemnitee; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee reasonably deems is privileged and exempt from compulsory disclosure in any Proceeding. Execution and delivery of this Agreement by Indemnitee constitutes an undertaking to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. No other form of undertaking shall be required other than the execution of this Agreement.

(d) Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses or Expenses, in connection with any Proceeding relating to an Indemnification Event under this Agreement, in such proportion as is deemed fair and reasonable by the Reviewing Party in light of all of the circumstances of such Proceeding in order to reflect (1) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and (2) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

3. Indemnification Procedures.

(a) Notice of Indemnification Event. Indemnitee shall give the Company notice as soon as practicable of any Indemnification Event of which Indemnitee becomes aware and of any request for indemnification hereunder, provided that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure increases the liability of the Company under this Agreement.

(b) Notice to Insurers. The Company shall give prompt written notice of any Indemnification Event which may be covered by the Company’s liability insurance to the insurers in accordance with the procedures set forth in each of the applicable policies of insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

(c) Selection of Counsel. If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitee with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company. After the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the defense of such Claims; provided that: (i) Indemnitee shall have the right to employ counsel in connection with any such Claim at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) counsel for Indemnitee shall have provided the Company with written advice that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4. Determination of Right to Indemnification.

(a) Successful Proceeding. To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 2(a), the Company shall indemnify Indemnitee against Losses and Expenses incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitee against all Losses and Expenses actually or reasonably incurred by Indemnitee in connection with each successfully resolved Claim.

(b) Other Proceedings. In the event that Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitee as provided in Section 2(a) or 2(b), as applicable, or provide a contribution payment to Indemnitee as provided in Section 2(d), to the extent determined by the Reviewing Party.

(c) Determination by Reviewing Party. A Reviewing Party shall determine whether Indemnitee is entitled to indemnification, subject to the following:

(i) a Reviewing Party shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee’s case that Indemnitee has met the applicable standard of conduct;

(ii) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of a Covered Entity, including, without limitation, its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by a Covered Entity. In addition, the knowledge and/or actions, or failure to act, of any director, trustee, officer, agent or employee of a Covered Entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 4(c)(ii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Any Person seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence; and

(iii) if a Reviewing Party shall not have made a determination whether Indemnitee is entitled to indemnification within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended by the Reviewing Party for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto.

(d) Selection of Independent Legal Counsel. If Independent Legal Counsel is to serve as the Reviewing Party, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Legal Counsel so selected. Indemnitee may, within fifteen (15) days after receiving written notice of selection from the Company, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Legal Counsel” in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person or Persons so selected shall act as Independent Legal Counsel. If such written objection is properly and timely made and substantiated, then: (i) the Independent Legal Counsel so selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) Indemnitee may, at its option, recommend to the Company alternative Independent Legal Counsel and give written notice to the Company advising the Company of the identity of any alternative Independent Legal Counsel so recommended, in which case the Company may select such Person or Persons to act as the Independent Legal Counsel and the procedures required by this Section 4(d) shall apply as to such subsequent selection and notice. If no Independent Legal Counsel that is permitted under the foregoing provisions of this Section 4(d) shall have been selected within forty-five (45) days after the Company gives its initial notice pursuant to the first sentence of this Section 4(d), either the Company or Indemnitee may petition a Permitted Court to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection or recommendation of Independent Legal Counsel and/or to appoint as Independent Legal Counsel a person to be selected by the court or such other person as the court shall designate, and the Person or Persons with respect to whom all objections are so resolved or the Person or Persons so appointed will act as Independent Legal Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Legal Counsel incurred in connection with the Independent Legal Counsel’s determination as the Reviewing Party.

(e) Appeal to Court. Notwithstanding a determination by a Reviewing Party that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitee shall have the right to apply to the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement, provided that Indemnitee shall commence any such Proceeding seeking to enforce Indemnitee’s right to indemnification within one (1) year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination. In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitee.

(f) Presumption of Success. The Company acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(g) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall indemnify Indemnitee under this Agreement or otherwise for any amounts paid in the reasonable settlement of any Indemnification Event. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Further, the Company shall not agree to a settlement of any Proceeding without Indemnitee’s written consent unless a full release is provided to Indemnitee as a condition of settlement. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

5. Additional Indemnification Rights; Non-exclusivity.

(a) Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law. In the event of any change after the date of this Agreement in any applicable law (including common law), statute or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, trustee, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law (including common law), statute or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties rights and obligations hereunder except as set forth in Section 9(a) hereof.

(b) Non-exclusivity. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Organizational Documents of any Covered Entity, any other agreement, any vote of stockholders or Disinterested Directors, applicable law or otherwise. Furthermore, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion of any other right or remedy. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any Claim or Proceeding.

6. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of any amount otherwise indemnifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitee has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise.

7. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain Federal securities laws, and Federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1979, as amended. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.

8. Liability Insurance. The Company shall maintain liability insurance applicable to directors and officers of the Company and former trustees, officers, employees and agents of the Trust and shall cause Indemnitee to be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors (other than in the case of an independent director liability insurance policy if Indemnitee is not an independent or outside director). For the duration of Indemnitee’s service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnification Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Company shall advise Indemnitee as to the general terms of, and the amounts of coverage provide by, any liability insurance policy described in this Section 8 and shall promptly notify Indemnitee if, at any time, any such insurance policy is terminated or expired without renewal or if the amount of coverage under any such insurance policy will be decreased.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:

(a) against any Losses or Expenses, or advance Expenses to Indemnitee, with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense (including, without limitation, affirmative defenses and counter-claims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Company’s Organizational Documents or those of any Covered Entity, applicable law or otherwise, or (ii) if the Company’s board of directors has approved specifically the initiation or bringing of such Claim;

(b) against any Losses or Expenses, or advance Expenses to Indemnitee, with respect to Claims arising (i) with respect to an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or (ii) pursuant to Sections 304 or 306 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto; or

(c) if, and to the extent, that a court of competent jurisdiction renders a final, unappealable decision that such indemnification is not lawful.

10. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one (1) business day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to TPL Corporation:

Texas Pacific Land Trust

1700 Pacific Avenue, Suite 2770

Dallas, TX 75201

Attn: Robert Packer

Email: robert@tpltrust.com

If to Indemnitee:

[●]

[●]

[●]

Email: [●]

11. Miscellaneous.

(a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

(b) Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including with respect to the Company, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and with respect to Indemnitee, his or her spouse, heirs, legatees, devisees, successors, assigns, executors, administrators, trustees and personal and legal representatives. The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity.

(c) Enforceability. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d) Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the Permitted Courts for all purposes in connection with any Proceeding which arises out of or relates to this Agreement, and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the Permitted Courts.

(e) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the extent manifested by the provision held invalid, illegal or unenforceable.

(f) Choice of Law. This Agreement shall be governed by and its provisions shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(g) Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(h) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(i) No Construction as Employment Agreement. This Agreement is not an employment agreement between the Company and Indemnitee and nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or continue in the employ or service of any Covered Entity.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY

By:
Name:
Title:

INDEMNITEE

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